                                                                     Exhibit 5.2

                 [Cadwalader, Wickersham & Taft LLP Letterhead]

                                 March 15, 2006

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the
registration statement (File No. 333-130536) filed with the Securities and
Exchange Commission (the "Commission") on December 20, 2005, as amended (the
"Registration Statement"), pursuant to the Securities Act of 1933, as amended
(the "Act"). The Registration Statement covers Mortgage Pass-Through
Certificates ("Certificates") to be sold by Banc of America Funding Corporation
(the "Company") in one or more series (each, a "Series") of Certificates. Each
Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and, if applicable, a securities administrator, each to be identified in the Prospectus Supplement for such Series of Certificates and one or more servicers or a master servicer, each to be identified in the Prospectus
Supplement for such Series of Certificates. A form of Pooling and Servicing
Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and
the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the
Pooling and Servicing Agreement, substantially in the form as filed with the
Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

                  Based upon and subject to the foregoing, we are of the opinion that, when a Pooling and Servicing Agreement for a Series of Certificates has
been duly and validly authorized, executed and delivered by the Company, a
Trustee and, if applicable, a Securities Administrator, and one or more
Servicers or a Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the
Registration Statement, such Certificates will be validly issued, fully paid and non-assessable.

Banc of America Funding Corporation             -2-             March 15, 2006

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the form of Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft LLP